 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2013

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held May 14, 2013, the following matters were submitted to a vote of security holders with the indicated number of votes being cast for, against or withheld, and with the indicated number of abstentions and broker non-votes:

1.	To re-elect eleven members of the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

	Number of Votes
	For	Withheld	Non-Vote
Russell A. Colombo	3,616,368	90,205	1,192,211

Thomas M. Foster	3,660,774	45,799	1,192,211

Robert Heller	3,640,641	65,932	1,192,211

Norma J. Howard	3,631,340	75,233	1,192,211

Stuart D. Lum	3,615,854	90,719	1,192,211

William H. McDevitt, Jr.	3,644,078	62,495	1,192,211

Michaela K. Rodeno	3,658,774	47,799	1,192,211

Joel Sklar, MD	3,625,227	81,346	1,192,211

Brian M. Sobel	3,645,007	61,566	1,192,211

J. Dietrich Stroeh	3,634,397	72,176	1,192,211

Jan I. Yanehiro	3,430,151	276,422	1,192,211

2.	To approve the advisory vote on executive compensation.

For	Against	Abstain	Non-Vote

3,383,516	60,202	262,854	1,192,211

3.	To ratify the selection of Moss Adams LLP, independent auditors, to perform audit services for the year 2013.

For	Against	Abstain	Non-Vote

4,837,590	32,706	28,489	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 17, 2013	BANK OF MARIN BANCORP
		By:	/s/ Russell A. Colombo
Russell A. Colombo
President &
Chief Executive Officer
(Principal Executive Officer)